Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Dec 31 2018 8:59AM
Original ID: 2018-000834631

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:

AW Blockchain Mining, Inc.

II. The name and physical address of the registered agent of the corporation is:

Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the corporation is:

3820 Central Avenue
Cheyenne, WY 82001

IV. The principal office address of the corporation is:

3820 Central Avenue
Cheyenne, WY 82001

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	50,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	500,000,000	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:

Anastasia Shishova
3820 Central Avenue Cheyenne, WY 82001

VII. CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS of TCM COINS

Designation. The designation of this series, which consists of 250,000,000 shares of Preferred Stock, is TCM Coins (the "TCM Coins") and the face amount shall be $0.0000 per share (the "Face Amount").

Liquidation and Rank Preferences: TCM Coins shall have no liquidation preference over any other class of stock and be junior to any class or series of capital stock of the Corporation currently created or hereafter created specifically ranking, by its terms, senior to the TCM Coins, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights: TCM Coins shall not have voting rights except as required by law.

Conversion: TCM Coins shall not convert into Common Stock.

Dividend: TCM coins shall receive 70% of the after tax profit from the Company's TCM Crypto Mining Pool.

Signature: *Anastasia Shishova* Date: **12/31/2018**

Print Name:	**Anastasia Shishova**
Title:	**CEO**
Email:	**info@awblockchainmining.com**
Daytime Phone #:	**(661) 418-7842**

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Anastasia Shishova

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *Anastasia Shishova* Date: **12/31/2018**

Print Name: **Anastasia Shishova**

Title: **CEO**

Email: **info@awblockchainmining.com**

Daytime Phone #: **(661) 418-7842**

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Secretary of State

Consent to Appointment by Registered Agent

Registered Agents Inc., whose registered office is located at **30 N Gould St Ste R, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **AW Blockchain Mining, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Anastasia Shishova* Date: **12/31/2018**

Print Name: **Anastasia Shishova**

Title: **CEO**

Email: **info@awblockchainmining.com**

Daytime Phone #: **(661) 418-7842**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

AW Blockchain Mining, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **31st** day of **December**, **2018 at 8:59 AM.**

Remainder intentionally left blank.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 12/31/2018

Secretary of State

Filed Online By:

Anastasia Shishova

on 12/31/2018